UNITED STATES INTERNET COLOCATION SERVICES AGREEMENT
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AGREED AND ACCEPTED BY CROSSWALK.COM:

Signature    /s/ Scott Fehrenbachner              Crosswalk.com
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Printed Name                                      4100 Lafayette Center, Ste 110
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Title        President / CEO                      Chantilly, VA 20151
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Date            11/8/01
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AGREED AND ACCEPTED BY MCI WORLDCOM COMMUNICATIONS, INC.:

Signature    /s/ Tom Shima
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Printed Name
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Title
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Date            11/8/01
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This Agreement ("Agreement"), is made by and between MCI WORLDCOM
Communications, Inc. ("WorldCom"), on behalf of itself and its affiliates and successors and CROSSWALK.COM ("Customer").

1.   SERVICE.
1.1 WorldCom will provide Customer use of the hardware and software, and furnish to Customer the support, network connectivity and physical access (collectively, the "Services") set forth in Service Order Form(s) ("Service Order") attached to this Agreement and incorporated herein by this reference. Each Service Order identifies the physical location ("Facility") of the equipment storage space to be made available to Customer (the "Space"), for installation of Customers equipment (the "Equipment"). WorldCom reserves the right to modify any Service from time to time; provided that Customer may terminate a Service without any additional changes within 30 days following implementation of any change to a Service that has a material adverse affect on the functionality of that Service if WorldCom fails to correct the adverse effect in the 10 days following Customer's written notification to WorldCom of such effect.
1.2 Customer, and not WorldCom, has sole and exclusive control over the content residing on Customer's server(s) (the "Customer Content"). Customer acknowledges and WorldCom agrees that in the provision of the Services hereunder WorldCom is not provided, either directly or indirectly, and will not seek access to the Customer Content that would allow WorldCom to exercise any control over the Customer Content.
1.3 Customer shall use its best efforts to promptly and thoroughly respond to any notices forwarded to Customer by WorldCom, including, but not limited to notices that the Customer Content violates the Digital Millennium Copyright Act (the "DMCA").

2. CONTRACTORS. WorldCom, its affiliates or subcontractors may perform some or all of WorldCom's duties and/or obligations hereunder.

3.   PAYMENT.
3.1 GENERALLY. Customer agrees to the charges for the Services as set forth on the Service Order. Monthly Charges shall begin accruing on the date that WorldCom is prepared to provide Customer with Internet Connectivity to the Equipment (the "Service Activation Date") which date shall also indicate WorldCom's acceptance of the applicable Service Order. All payments for charges shall be made in U.S. Dollars. Monthly Charges shall be invoiced to Customer in advance at the beginning of the month. Any additional charges, including, but not limited to, any early cancellation charges, accrued interest, late fees and any usage-based charges, including, but not limited to, charges for network access to the Internet, may be invoiced in arrears. In all cases, payments for Services are due within thirty (30) days of the invoice date. Amounts that are not paid in full within thirty (30) days of the invoice date will be subject to interest charges of the lesser of one and one-half percent (1.5%) per month or the highest amount permitted by law, which interest shall accrue daily. If Customer does not give WorldCom written notice of a dispute with respect to WorldCom charges or taxes within six (6) months of the date of an invoice, such invoice shall be deemed to correct and binding on Customer. In the event Customer fails to pay an invoice within 30 days of invoice date, WorldCom may issue a notice of default, and may discontinue the Services and/or terminate this Agreement in the event Customer has not fully paid all invoices within seven (7) days of the default notice. Customer agrees to pay WorldCom its reasonable expenses, including attorney and collection agency fees, incurred in enforcing its rights under this Agreement. In the event of early cancellation of this Agreement or a Service Order prior to the expiration of the Initial Term, Customer will be required to pay 100% of the Monthly Charges for each month remaining in the applicable Initial Term.
3.2 TAXES. Customer shall be liable for, pay and, to the extent applicable, reimburse WorldCom for all local, state, federal and foreign taxes or similar assessments or charges (including any interest and penalties imposed thereon), arising out of this Agreement or the sale or use of the Services hereunder but excluding taxes based on the net income or gross receipts of WorldCom. WorldCom will have the right, at any time during any term of this Agreement, to pass through and invoice to Customer any new or increased fees, assessments, taxes or other charges imposed on, or required to be collected by, WorldCom or its subcontractors or agents by any governmental agency or its designee. In addition, Customer will pay and be solely responsible for all taxes, fees and charges levied directly upon it. If Customer provides WorldCom with a duly authorized exemption certificate, WorldCom will exempt Customer in accordance with the law, effective on the date WorldCom receives the exemption certificate.
3.3 CREDIT APPROVAL. Acceptance of this Agreement or a Service Order is subject to Customer meeting WorldCom's standard credit requirements, which may be based on commercially available credit reviews (to which Customer hereby consents). If WorldCom has reasonable grounds for financial insecurity based on Customer's payment history and/or financial solvency or if Customer orders additional Services which increase Customer's Monthly Recurring Charges by thirty percent (30%), WorldCom may perform an additional credit check pursuant to WorldCom's standard credit approval procedures. If Customer no longer satisfies WorldCom's standard credit requirements, WorldCom may request, and Customer will furnish within ten
     (10) days of such request, adequate assurance of payment or a bond or other form of security deposit to assure payment. Interest will be paid on all Customer deposits.
                                                                CONTRACT: 361332
                                 November 9, 2001 Rev. Anil Midha/Scott Thornton

4.   USE OF SERVICES.
4.1. WorldCom exercises no control over, and accepts no responsibility for, the content of the information passing through WorldCom's host computers, network hubs and points of presence (the "WorldCom Network"). All use of the WorldCom Network and the Services must comply with the then-current version of the WorldCom Acceptable Use Policy ("Policy") which is made a part of this Agreement and is available at the following URL: www.worldcom.com/terms. WorldCom reserves the right to amend the Policy from time to time, effective upon posting of the revised Policy at the URL or other notice to Customer. WorldCom reserves the right to suspend the Services or terminate this Agreement effective upon notice for a violation of the Policy. At WorldCom's request, Customer agrees to indemnify and hold harmless WorldCom from any losses, damages, costs or expenses resulting from any third party claim or allegation ("Claim") arising out of or relating to use of the Space or Services, including any Claim which, if true, would constitute a violation of the Policy.
4.2 WorldCom will contact Customer to schedule an installation planning call. During that installation planning call, WorldCom and Customer will schedule a mutually agreeable installation date, which will be no later than 60 days after the date this Agreement is signed or an accepted Service Order was submitted (each an "Effective Date"). WorldCom reserves the right to cancel this Agreement or the applicable Service Order if Customer is not using the Services within 60 days of the applicable Effective Date.
4.3 Customer warrants that any domain name registered or administered on its behalf will not violate the trademark or other intellectual property rights of any third party and that Customer will comply with the rules and procedures of the applicable domain name registries, registrars, or other authorities. Customer irrevocably waives any claims against WorldCom that may arise in connection with the registration or administration of domain name(s). Any Internet Protocol numbers ("IP Numbers") assigned to Customer by WorldCom in connection with the Services shall be used only in connection with the Services. In the event Customer discontinues use of the Services for any reason, or this Agreement expires or is terminated for any reason, Customer's right to use the IP Numbers shall terminate.

5. TERM AND TERMINATION. The term of this Agreement shall commence on the date this Agreement is signed by Customer and will terminate on the termination or expiration of the last Initial Term under any Service Order. The initial term of a Service Order shall be for the period set forth on the Service Order ("Initial Term") and shall commence on the Service Activation Date. Upon expiration of an Initial Term, the Service Order shall automatically renew on a month-to-month basis. Either party may terminate a Service Order and/or this Agreement for Cause. Cause shall mean a breach by the other party of any material provision of this Agreement, provided that written notice of the breach has been given to the breaching party, and the breach has not been cured within thirty (30) days after delivery of such notice. Notwithstanding the generality of the foregoing, when the breach giving rise to Cause only adversely affects a portion of the Services or a Service Order, the party seeking to terminate for Cause shall only be entitled to terminate those adversely affected Services or the Service Order and not this Agreement. In addition, WorldCom shall have the right to terminate this Agreement immediately, in the event that Customer ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to liquidation or insolvency which is not dismissed within ninety (90) days or makes an assignment for the benefit of its creditors.


6.   PERMISSIBLE USE OF SPACE.
6.1 Customer may use the Space only for the purposes of installing, maintaining, and operating the Equipment. Access to the Facility is restricted to Customer's employees and agents. Customer will furnish to WorldCom, and keep current, a written list identifying a maximum of five individuals authorized to obtain entry to the Facility and access the Space. Customer agrees that no individual it authorizes to enter the Facility will have been convicted of a felony. Customer assumes responsibility for all acts or omissions of the individuals included on this list or authorized by Customer to enter the Facility, and agrees to indemnify and hold WorldCom harmless from any Claim arising from the acts or omissions of these individuals. Customer's employees and agents will comply with all applicable laws and ordinances; with the standards and practices of the telecommunications industry; and with all WorldCom or Facility security procedures, Facility rules, requirements, and safety practices. WorldCom may revoke the entry privileges of any person who fails to comply with this Agreement, who is disorderly, or who WorldCom reasonably suspects will violate this Agreement.
6.2 WorldCom and its designees may observe the work activities of Customer's employees and agents in the Facility and may inspect at any time the Equipment brought into the Space. Customer's employees and agents shall not use any products, tools, materials, or methods that, in WorldCom's reasonable judgment, might harm, endanger, or interfere with the Services, the Facility, or the personnel or property of WorldCom, its vendors or its other customers. WorldCom reserves the right to take any reasonable action to prevent such potential harm.
6.3 WorldCom will perform certain services which support the overall operation of the Facility (e.g., janitorial services, environmental systems, maintenance) at no additional charge to Customer. Customer shall be required to maintain the Space in an orderly manner and shall be responsible for the prompt removal from the facility of all trash, packing material, cartons, etc. that Customer's employees or agents brought to or had delivered to the Facility.
6.4 Customer may not make available space within the Space to any third party. If Customer makes space available to a third party, Customer shall be in breach of this Agreement and WorldCom may pursue any legal or equitable remedy, including but not limited to the immediate termination of this Agreement.
6.5 Upon termination of this Agreement, Customer is responsible for arranging prompt removal of its Equipment from the Facility at Customer's sole risk and expense.

7.   CONDUCT IN FACILITY.
7.1 Customer will maintain and operate the Equipment in a safe manner, and keep the Space and any portion of the Facility it accesses in good order and condition. No employees or agents of Customer will harm or allow any attempt to breach the security of the Facility, the Services, or any third party system or network at the Facility or accessed by means of the Services.
7.2 Customer agrees to use the common areas of the Facility for the purposes for which they are intended and abide by any rules governing such common areas. Such rules include, but are not limited to, a prohibition against smoking in the Facility.
7.3 Customer's employees and agents are prohibited from bringing any of the following materials into the Facility: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, tape recorders, and similar equipment and materials.
7.4 Customer agrees not to alter, tamper with, adjust, or repair any equipment or property not belonging to Customer, and agrees not to erect signs or devices on the exterior of the storage cabinet or to make any construction changes or material alterations to the Space or the interior or external portions of the Facility.

8.   EQUIPMENT DEPLOYMENT.
8.1 All Equipment must fit within the Space unless agreed to by WorldCom in an addendum to this Agreement. Unless additional power is purchased under a particular Service Order, Customer agrees that power consumption will not exceed 30 amps 110 VAC per storage cabinet and that all Equipment is UL approved. Cabling used by Customer must meet national electrical and fire standards and any specifications provided by WorldCom. Customer will be allowed to remove from the Facility only that Equipment in which it can evidence it has sufficient ownership or possessory interest.
8.2 WorldCom reserves the right to relocate Equipment within the Facility or to move Equipment to another facility with at least 45 days' written notice. Equipment moved or relocated at WorldCom's initiative will be at WorldCom's

                                                                CONTRACT: 361332
                                 November 9, 2001 Rev. Anil Midha/Scott Thornton
     expense. Every commercially reasonable effort will be made to minimize downtime and service interruption if Equipment is moved or relocated. If Customer objects to the location of the new Facility, Customer may terminate this Agreement without penalty within sixty days of receiving notice of the new Facility's location.
8.3 Customer agrees to immediately remove or render noninfringing, at Customer's expense, any Equipment alleged to infringe any patent, trademark, copyright, or other intellectual property right.
8.4 If WorldCom negligently or willfully damages any Equipment, WorldCom will repair or replace the damaged item or, at WorldCom's option, will reimburse Customer for the reasonable cost of repair or replacement.

9. INDEMNITY. Customer agrees to indemnify WorldCom against actions by any person claiming an ownership or possessory interest, lien, trust, pledge, or security interest in any Equipment, including without limitation any attempt by such third party to take possession of the Equipment. In addition, Customer shall indemnify WorldCom against actions by any third party based on an alleged violation of the DMCA.

10.  INSURANCE.
10.1 Customer agrees to maintain, at Customer's expense, during the entire time this Agreement is in effect: (a) Commercial General Liability Insurance in an amount not less than Two Million dollars ($2,000,000) per occurrence for bodily injury, personal injury and property damage; (b) Employer's Liability Insurance in an amount not less than One Million dollars ($1,000,000) per occurrence; (c) Workers' Compensation Insurance in an amount not less than that prescribed by statutory limits; (d) Commercial Automobile Liability Insurance applicable to bodily injury and property damage, covering owned, non-owned, leased and hired vehicles, in an amount not less than $1,000,000 per accident; and (e) Umbrella or Excess Liability Insurance with a combined single limit of no less than $1,000,000 to apply over Commercial General Liability, Employee's Liability, and Automobile Liability Insurance.
10.2 Prior to taking occupancy of the Space, Customer shall furnish WorldCom with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name WorldCom as an additional insured. The Commercial General liability insurance shall contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire. In the event the Facility's landlord, pursuant to a lease relevant to a particular Space, requires additional insurance, Customer hereby agrees to comply with the landlord's requirements under the lease, as the lease may be modified from time to time.
10.3 None of WorldCom, WorldCom's subsidiaries, parent companies, or affiliates shall insure or be responsible for any loss or damage to property of any kind owned or leased by Customer or by its employees and agents other than losses or damages resulting from negligence or willful acts of such parties. Any insurance policy covering the Equipment against loss or physical damage shall provide that underwriters have given their permission to waive their rights of subrogation against WorldCom, WorldCom subsidiaries, affiliates, the Facility landlord, and their respective directors, officers and employees.
10.4 Customer will insure or self-insure against claims involving Customer's employees and agents. Customer agrees to release and indemnify WorldCom against claims by any of Customer's employees and agents arising from dismissal, suspension, or termination of work, or from denial of entry to the Facility; and claims by any person arising from Customer's nonpayment for the Space or the Services.

11. SERVICE LEVEL AGREEMENT. The Service Level Agreement ("SLA") for this service, which is made a part of this Agreement, is set forth at the following URL: www.worldcom.com/terms and applies only to Customers agreeing to a Term Commitment of at least one year. WorldCom reserves the right to amend the SLA from time to time effective upon posting of the revised SLA to the URL or other notice to Customer; provided, that in the event of any amendment resulting in a material reduction of the SLA's service levels or credits, Customer may terminate this Agreement without penalty by providing WorldCom written notice of termination during the 30 days following notice of such amendment. The SLA sets forth Customer's sole and exclusive remedies for any claim relating to this service or the WorldCom Network, including any failure to meet any guarantee set forth in the SLA. WorldCom's records and data shall be the basis for all SLA calculations and determinations. Notwithstanding anything to the contrary, the maximum amount of credit in any calendar month under the SLA shall not exceed the Monthly Charge and/or Initial Fee which, absent the credit, would have been charged for WorldCom service that month.

12. LIMITATION OF DAMAGES. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL EITHER PARTY OR ANY OF WORLDCOM'S SUPPLIERS OR LICENSORS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OF ANY KIND (INCLUDING BUT NOT LIMITED TO LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS, LOST REVENUE, OR LOST DATA), NOR SHALL WORLDCOM'S SUPPLIERS OR LICENSORS BE LIABLE FOR DIRECT DAMAGES TO THE EXTENT PERMITTED BY APPLICABLE LAW. In no event shall WorldCom's aggregate liability IN CONNECTION WITH this Agreement for all claims (whether in contract, tort (INCLUDING NEGLIGENCE), statute, or otherwise) exceed the lesser of US$100,000 or the amounts paid to WorldCom FOR THE SERVICES GIVING RISE TO A CLAIM in the twelve months PRECEDING THE DATE OF SUCH CLAIM. Customer agrees and acknowledges that it is in a better position to foresee and evaluate any potential damage or loss it may suffer in connection with the Services and that the fees payable under this Agreement have been calculated on the basis that WorldCom shall exclude liability as set out in this Section.

13. NO WARRANTY. WORLDCOM PROVIDES THE SPACE AND THE SERVICES AS IS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11 ABOVE, IN CONNECTION WITH THE SERVICES, WORLDCOM (A) MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED FOR THE SERVICES IT IS PROVIDING, AND (B) DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE WorldCom specifically denies any responsibility for the accuracy or quality of information obtained through the Services. Use of any information obtained via the Services is at Customer's own risk.

14. NO ESTATE OR PROPERTY INTEREST. Customer acknowledges that it has been granted only a license to occupy the designated portions of the Facility and that it has not been granted any real property interests in the Space or the Facility. Payments by Customer under this Agreement do not create or vest in Customer (or in any other person) any leasehold estate, easement, ownership interest, or other property right or interest of any nature in any part of the Facility. The parties intend that Equipment, whether or not physically affixed to the Facility, shall not be construed to be fixtures. Customer (or the lessor of the Equipment, if applicable) will report the Equipment as its personal property wherever required by applicable laws, and will pay all taxes levied upon such Equipment.

15. FORCE MAJEURE. WorldCom shall not be deemed to be in default of any provision of this Agreement or be liable for any delay or failure in performance due to Force Majeure, which shall include without limitation acts of God, earthquake, weather conditions, labor disputes, changes in law, regulation or government policy, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, equipment failures, transportation difficulties, malicious or criminal acts of third parties, or other occurrences which are beyond WorldCom's reasonable control.

16.  DAMAGE TO THE SPACE.
16.1 If the Space is damaged due to a Force Majeure event, WorldCom shall give prompt notice to Customer of such damage, and may temporarily relocate Equipment to new Space or a new Facility, if practicable. If the Facility's landlord or WorldCom exercises an option to terminate a particular lease due to damage or destruction of the Space, or if WorldCom decides not to rebuild the Space, this Agreement shall terminate as of the date of the damage. Monthly Fees for Space and Services shall proportionately abate for the period from the date of such damage.

                                                                CONTRACT: 361332
                                 November 9, 2001 Rev. Anil Midha/Scott Thornton

16.2 If neither the landlord of the Facility nor WorldCom exercises the right to terminate, WorldCom shall repair the particular Space to substantially the same condition it was in prior to the damage, completing the same with reasonable speed. In the event that WorldCom shall fail to complete the repair within a reasonable time period, Customer shall have the option to terminate this Agreement with respect to the affected Space, which option shall be the sole remedy available to Customer against WorldCom under this Agreement relating to such failure. If the Space or any portion thereof shall be rendered untenable by reason of such damage, the Monthly Fee for Space and Services shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

17. CONFIDENTIAL INFORMATION. Commencing on the date Customer executes this Agreement and continuing for a period of three (3) years from the termination of this Agreement, each party shall protect as confidential, and shall not disclose to any third party without the disclosing party's written consent, any Confidential Information received from the disclosing party or otherwise discovered by the receiving party during the term of this Agreement, including, but not limited to, the pricing and terms of this Agreement, and any information relating to the disclosing party's technology, business affairs, marketing or sales plans, and any non-public information regarding the performance of the Services (collectively the "Confidential Information"). The parties shall use Confidential Information only for the purpose of this Agreement and shall only disclose Confidential Information to affiliates, employees, subcontractors or advisors under a similar obligation of confidentiality. The foregoing restrictions on use and disclosure of Confidential Information do not apply to information that: (i) is in the possession of the receiving party at the time of its disclosure and is not otherwise subject to obligations of confidentiality;
     (ii) is, or becomes publicly known, through no wrongful act or omission of the receiving party; (iii) is received without restriction from a third party free to disclose it without obligation to the disclosing party; (iv) is developed independently by the receiving party without reference to the Confidential Information, or (v) is required to be disclosed by law, regulation, or court or governmental order, however, the party subject to such law, regulation or court or governmental order shall use reasonable efforts to minimize such disclosure and shall notify the other party contemporaneously of such disclosure.

18. MISCELLANEOUS Customer may not use WorldCom's name, trademarks, tradenames, or other proprietary identifying symbols, or issue any press release or public statement relating to this Agreement without the prior written permission of an authorized WorldCom representative. WorldCom may not use Customer's trademarks, tradenames, or other proprietary identifying symbols, in any press release or public statement relating to this Agreement without the prior written permission of an authorized Customer representative; provided, that WorldCom may, upon written notice to Customer, reference Customer's name, in WorldCom press releases, analyst reports, or customer reference lists. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted herein. This Agreement shall be interpreted according to the laws of the State of New York without regard to, or application of, choice of law rules or principles. The parties hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of, or related to, this Agreement. Neither party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that WorldCom may assign this Agreement or any of its rights hereunder to an affiliate or successor without Customer's written consent. This Agreement, including each Service Order accepted by WorldCom, sets forth the entire and exclusive agreement between the parties, superseding all prior or contemporaneous representations, proposals, quotes, agreements or understandings concerning the subject matter addressed herein. Except as otherwise set forth herein, no amendment to this Agreement shall be valid unless in writing and signed by both parties.


                                                                CONTRACT: 361332
                                 November 9, 2001 Rev. Anil Midha/Scott Thornton

Customer Name:  _____________________________________
                (Insert Customer's Legal Name)




                                                                          061801

UNITED STATES INTERNET COLOCATION SERVICES AGREEMENT
ATTACHMENT B

INTERNET COLOCATION SERVICES INSTALLATION WAIVER
By enrolling in this promotion and purchasing new WorldCom Internet Colocation Services within a WorldCom Hosting Center, Customers will receive a waiver of the standard installation or start-up charges associated with the standard space or cage options for the WorldCom Internet Colocation Services ordered. This promotion does not apply to any custom or non-standard space or cage options. To qualify for this promotion, Customer must meet the minimum bandwidth requirements for the applicable space or cage options, and the new Internet Colocation Service must be ordered by January 31, 2002 and installed by February 28, 2002.

INTERNET COLOCATION INCREMENTAL DISCOUNT PROMOTION
By enrolling in this promotion and ordering and installing new WorldCom Internet Colocation Service at a WorldCom Internet Colocation facility, Customer will receive a XX% discount ("Promotion Discount") off the Monthly Charges for the Internet Colocation Services provided at such Facility. The Promotional Discount will apply for the length of Customer's Initial Term, as set forth in the applicable Service Order, for the new Internet Colocation Services ordered under the terms of this promotion. In addition to the Promotion Discount, Customer will receive the applicable Initial Term discount, as set forth in the applicable Service Order, but no other discounts, promotions or credits of any kind will apply to the Services. After Customer's Initial Term expires, Customer will be charged the standard Monthly Charges without the Promotion Discount or Initial Term discount. The Promotion Discount applies to the applicable Monthly Charges set forth in the Service Order for: all standard Equipment Space Options, including caged space; Primary Internet Connectivity; Additional Service Options, including POP Mailboxes and Keynote Web Performance Reporting; Load Balancing; Cross-Connect; Diverse Internet Connectivity; and, Shadow Internet Connectivity. Notwithstanding any contrary provisions elsewhere in the Agreement to which this promotion is an Attachment, Customer must use the new Internet Colocation Services within thirty (30) days of enrolling in this promotion or within thirty (30) days of the Facility opening, whichever is later.

UNITED STATES INTERNET COLOCATION SERVICES AGREEMENT
ATTACHMENT C

SERVICE ORDER FORM FOR CROSSWALK.COM


INTERNET COLOCATION SERVICES

CUSTOMER NAME: CROSSWALK.COM
FACILITY LOCATION:  ASHBURN, VA
TERM(1):  3 year Term (XX% discount)
Additional Monthly Charge Discount: XX% discount applicable to those Monthly Charges set forth in this Service Order that are not marked as (Not Discountable) in addition to the term discount stated above.

PAYMENT If purchase order is required, return PO with this form and provide PO#:

EQUIPMENT SPACE OPTIONS

Cabinet Space Options(2)
                            Number of Cabinets       Monthly Charge Install Fee
                            ---------------------------------------------------
Standard Cabinet                    4                        $ XXXXXX


ON-SITE TECHNICAL SUPPORT(3) AND INSTALLATION SERVICES
All Internet Colocation customers receive On-Site Technical Support that consists of basic operational functions and diagnostic and selected equipment repair activities for select hardware models (e.g. hands and eyes support). On-Site Technical Support/Hands and Eyes Support activities and procedures are described at ww.uu.net/terms/hosting/colotech.html 10 . Customer may elect to have WorldCom perform equipment installation by selecting this option on the Internet Colocation Configuration Form. The first two hours of On-Site Technical Support/Hands and Eyes Support per month are provided at no charge. Additional On-Site Technical Support/Hands and Eyes Support is billed at $XXX per hour. On-Site Technical Support/Hands and Eyes Support calls are billed in 15 minute increments, with a minimum call of 15 minutes.

1    Discount applicable only to Monthly Charges.
2 Customer must purchase minimum Internet Connectivity of at least 1.5 Mbps for each Cabinet. WorldCom offers two monitoring options for this service. Both Ping and HTTP monitoring are provided for an unlimited number of Customer's colocation IP addresses at no charge. To select a monitoring option and to add or remove IP addresses or URLs from Ping or HTTP monitoring please go to http://uuhost.customer.uu.neT.
3 Includes Domain Name Service (DNS) for one domain name. A Fee of $XXX per domain name will be charged for each additional DNS provided by Worldcom

UNITED STATES INTERNET COLOCATION SERVICES AGREEMENT
ATTACHMENT C (CONTINUED)

CUSTOMER NAME: CROSSWALK.COM

PRIMARY INTERNET CONNECTIVITY OPTIONS

TIERED SERVICE: Tiered service provides a specific amount of bandwidth to Customer's Space. Customer has unlimited use of this Internet bandwidth stream at a fixed monthly cost, but cannot exceed the specified bandwidth tier. Customer may increase the bandwidth tier at any time during the term of this Service Order, but must remain at that tier for at least one calendar month. decrease the bandwidth tier, but never below the tier for which Customer initially contracted.
One-time Install Fee: $ XXXXX

         Bandwidth            Tier Monthly Charge
         ----------------------------------------
          15 Mbps                   $XXXXX


SHADOW INTERNET CONNECTIVITY

SHADOW TIERED SERVICE: Tiered service provides a specific amount of bandwidth to Customer's Space. Customer has unlimited use of this Internet bandwidth stream at a fixed monthly cost, but cannot exceed the specified bandwidth tier. Customer may increase the bandwidth tier at any time during the term of this Service Order, but must remain at that tier for at least one calendar month. After the first month at the new tier, Customer may decrease the bandwidth tier, but never below the tier for which Customer initially contracted. Customer will be billed the base shadow connection Monthly Charge below as long as the sustained usage of such connection (95% percentile traffic sampling rate) does not exceed 64 Kbps while the Primary Internet Connectivity is available. If sustained usage exceeds 64 Kbps, Customer will pay an excess usage charge(s) for the second connection. The excess usage charge is the Monthly Charge for the tier noted below that is set forth in the Primary Internet Connectivity section above. Customer will be billed at those rates until the sustained usage of the Shadow Internet Connectivity in a month decreases below 64 Kbps. If WorldCom determines that Customer's use of the Shadow Internet Connectivity resulted from unavailability of the WorldCom provided Primary Internet Connectivity, WorldCom will credit Customer's account for any excess usage charges billed.
One-time Install Fee: $ XXXX

         Bandwidth            Tier Monthly Charge
         ----------------------------------------
           15 Mbps                  $XXXXX


AGREED AND ACCEPTED BY CUSTOMER

Signature: /s/ Gary Struzik
           --------------------
Title:     CFO
           --------------------
Date:      11/15/01
           --------------------